Quarterly Stakeholder Letter FIRST QUARTER | FISCAL YEAR 2023

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2023 | 2 Dear Phreesia stakeholders, Our team’s performance in the first quarter of fiscal year 2023 was commendable. We started the year strong with gains in new clients and expansion with existing clients across healthcare services and life sciences, and we began to generate operating leverage from the accelerated investments we made in fiscal years 2021 and 2022. Our network of healthcare services clients has more than doubled since fiscal year 2019, having facilitated over 100 million patient visits in fiscal year 2022—more than 10% of the overall U.S. patient-visit market.1 As we have grown, the power of our network has increased. Perhaps the best illustration of this is a recently published report sharing patient perspectives on patient-engagement technology, measured across our national network of healthcare services clients in partnership with KLAS Research.2 This collaboration reflects Phreesia’s and KLAS’ common interest in ensuring that patients’ voices are heard and that technology reflects their needs and preferences. The report’s findings showed some misalignment between which features patients want and which ones vendors and healthcare organizations provide. For example, while patients see great potential in appointment self-scheduling, providers’ investment in and vendors’ delivery of this capability falls short of patients’ expectations. With this and other insights gathered from our growing network, our team of 1,6863 Phreesians can carefully work to align our healthcare services clients’ goals and desired outcomes with those of their patients, in service of our mission to create a better, more engaging healthcare experience. We look forward to bringing these patient insights to the broader healthcare community in order to improve health outcomes. We are proud of our team’s ongoing commitment to our clients and the patients they serve, and we also would like to express our admiration and support for our partners impacted by the situation in Ukraine. On behalf of the Phreesia leadership team, thank you for your interest in Phreesia. Chaim Indig Chief Executive Officer and Co-Founder JUNE 2, 2022 1 William Blair & Company, LLC, Healthcare Mosaic Report: Analyzing the Clinical Workforce Issue: A Clear and Present Danger for U.S. Healthcare Systems, January 24, 2022. 2 As part of a non-financial agreement, KLAS performed its own analysis of the shared data, created this report and maintains editorial rights. Phreesia was given the opportunity to review and provide feedback on KLAS’ final analysis, and we are grateful for the collaboration. KLAS’ partnership with Phreesia is in no way an endorsement of Phreesia’s performance and has had no impact on Phreesia’s standing in KLAS ratings. 3 As of April 30, 2022.

Fiscal Year 2023 First-Quarter Highlights

We began the fiscal year with solid momentum, as evidenced by Total Healthcare Services Revenue, Life Sciences Revenue, Average Number of Healthcare Services Clients[4] and Average Revenue per Healthcare Services Client over the quarter.

QUARTERLY REVENUE



Subscription and Related Services
Payment Processing Fees
Life Sciences
2.7x
$24M $10M $9M $5M Q1'19
$25M $10M $9M $5M Q2'19
$25M $11M $9M $5M Q3'19
$26M $13M $9M $5M Q4'19
$28M $13M $12M $4M Q1'20
$31M $14M $12M $5M Q2'20
$33M $15M $12M $7M Q3'20
$33M $15M $12M $6M Q4'20
$33M $16M $12M $6M Q1'21
$35M $17M $12M $6M Q2'21
$38M $17M $13M $8M Q3'21
$42M $19M $13M $10M Q4'21
$48M $22M $17M $10M Q1'22
$51M $23M $16M $12M Q2'22
$56M $24M $16M $15M Q3'22
$58M $26M $16M $15M Q4'22
$63M $29M $19M $15M Q1'23
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023
*Revenue may not add up due to rounding
FY ended January 31

Healthcare Services Clients

In the first quarter, we grew to support an average of 2,526 healthcare services clients, an increase of 215 clients over the fourth quarter of fiscal year 2022 and an increase of 624 average clients (or 33%) year-over-year. While this level of growth is not likely sustainable in every quarter, we are encouraged by this trend, and would like to acknowledge the performance of all of the teams involved in taking these new clients live during the quarter.

[4] Healthcare services clients are defined as clients who are healthcare providers, payers and other organizations that provide other types of healthcare-related services.

Phreesia

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2023 | 3

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2023 | 4 AVERAGE NUMBER OF HEALTHCARE SERVICES CLIENTS 1,450 1,463 1,503 1,543 1,549 1,558 1,573 1,603 1,632 1,668 1,737 1,808 1,902 1,987 2,097 2,311 Q3’19 Q4’19 Q3’20Q1’19 Q4’22Q2’19 Q1’20 Q3’21Q2’20 Q4’20 Q1’21 Q2’21 Q4’21 Q1’22 Q3’22 $7.1K $6.9K $9.6K $7.3K $8.1K $10.4K $8.2K $9.0K $9.3K $9.4K $11.5K $10.3K $10.1K $11.5K $11.6K $11.4K 2,526 Q1’23 $11.5K Q2’22 Avg. Subscription and Related Services Revenue per Healthcare Services Client1 Avg. Number of Healthcare Services Clients2 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 1 We define average subscription and related services revenue per healthcare services client as the total subscription and related services revenue (excluding payment processing revenue) generated from healthcare services clients in a given period divided by the average number of healthcare services clients that generate revenue each month during that same period. 2 We define average number of healthcare services clients as the average number of healthcare services client organizations that generate revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single healthcare services client. FY ended January 31 Subscription and Related Services Subscription and related services revenue grew 33% in the first quarter of fiscal year 2023 compared to the first quarter of the prior year. Average subscription and related services revenue per healthcare services client was roughly flat at $11,521 compared to the prior quarter, reflecting our significant increase in new-client lands. We continue to estimate the annual total addressable market for our subscription and related services solutions to be approximately $6.3 billion, which implies roughly 50,000 healthcare services clients each spending approximately $126,000 for subscription and related services. We would expect contributions resulting from both an increase in our overall number of clients, as well as subscription and related services revenue per client to vary from quarter to quarter, but we expect both areas to be meaningful contributors to our overall growth when measured over a longer period.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2023 | 5 Culture Phreesia recently was named to two prestigious lists recognizing our workplace culture, our commitment to diversity and our dedication to our employees’ professional development. We were selected for a sixth year as one of Modern Healthcare’s “Best Places to Work in Healthcare”— featuring healthcare organizations across the industry that empower employees to provide patients and customers with the best possible care, products and services—and we were named to the 2022 Becker’s Healthcare’s list “150 Top Places to Work in Healthcare.” We are honored to be recognized for our efforts to maintain a diverse, inclusive and equitable work environment that supports employee growth and success. To enhance those efforts, we introduced Life@Phreesia this quarter, an internal employee engagement platform that provides opportunities for Phreesians to connect, give back, and recognize and develop talent. The platform’s pillars—which include community, wellness, employee development and giving—reflect our organization’s core values. We also published a report this quarter based on the Sustainability Accounting Standards Board (SASB) framework and standards that includes information about our environmental footprint, data privacy and security, diversity and employee engagement. Payment Processing Update Our patient-payment volume grew 19% over the prior year’s first quarter, most significantly reflecting our continued addition of new clients. We note that utilization trends have been dynamic through the pandemic, and patient utilization was slightly below our expectations in the first quarter of fiscal year 2023 based on our prior experience—a trend that could persist in the second quarter. Our payment-facilitator volume percentage was 80% this quarter, up 100 basis points and 200 basis points on a sequential and year-over-year basis, respectively. In spite of the slight uptick over these two periods, this percentage could decline over time should our footprint include more enterprise customers who are less likely to utilize our payment-facilitator model. PLAY VIDEO IN BROWSER

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2023 | 6 PATIENT PAYMENT VOLUME Q1’19 Q2’19 Q3’19 Q4’19 Q1’20 Q2’20 Q3’20 Q4’20 Q1’21 Q2’21 Q3’21 Q4’21 Q1’22 Q2’22 Q3’22 Q4’22 $360 $358 $358 $370 $461 $464 $463 $477 $454 $466 $524 $552 $701 $696 $682 $689 $837 3.06% 3.09% 3.09% 3.08% 3.02% 3.04% 3.04% 3.01% 3.08% 3.11% 3.09% 3.08% 3.04% 3.00% 2.99% 2.96% Payment Facilitator Volume Percentage3 Take Rate Percentage1 Patient Payment Volume (in millions)2 84% 83% 82% 83% 83% 83% 82% 82% 84% 82% 80% 79% 78% 78% 79% 79% 2.89% 80% FY 2019 FY 2020 FY 2021 FY 2022 Q1’23 FY 2023 1 Take rate percentage is defined as: payment processing fees / (patient payment volume x payment facilitator volume percentage). 2 Patient payment volume: We believe that patient payment volume is an indicator of both the underlying health of our healthcare services clients’ businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our healthcare services clients and their patients who utilize our payment platform, including via credit and debit cards that we process as a payment facilitator, as well as through cash and check payments, and credit and debit transactions for which Phreesia acts as a gateway to other payment processors. 3 Payment facilitator volume percentage is defined as the volume of credit and debit card patient payment volume that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our payment processing revenue. FY ended January 31 Phreesia Platform Update We continue to have success cross-selling offerings across the Phreesia platform’s four solution areas. We believe our Access solutions have been especially popular with clients because of their ability to address pain points in the patient referrals process and close gaps in care, two areas patients identified as needing improvement in a patient insights report we collaborated on with KLAS Research. Our Clinical Content team continues to work with clients to collect important self-reported data from patients, with 3.9 million social determinants of health (SDOH) patient screenings completed on Phreesia's platform to date. 3.9 MILLION social determinants of health (SDOH) patient screenings completed on Phreesia's platform to date

Our clinical leaders recently shared their expertise and guidance on effective ways to use technology to document SDOH in order to provide more comprehensive care in a **Phreesia webinar on SDOH coding**, and in a *Becker's Healthcare* **podcast on patient reported outcomes**.

THE PHREESIA PLATFORM

ACCESS	REGISTRATION	REVENUE CYCLE	CLINICAL SUPPORT
Appointment reminders	Mobile and in-office intake modalities	Point-of-service payments	COVID-19 support modules
Integrated patient scheduling	Registration for virtual visits	Insurance verification	Self-service patient-reported outcomes
Automated appointment rescheduling	Specialty-specific workflows	Payment plans	Behavioral health screenings
Referral management	Consent management	Online payments	Social determinants of health screenings
Patient text messaging		Card on file and payment assurance	Patient education and engagement

Technology Integrations

In April 2022, we announced a collaboration to offer a robust integration with Azalea Health, a leading provider of cloud-based patient management and health IT solutions. This integration will allow provider organizations to offer patients a seamless, convenient digital experience more efficiently, with the staff they have.

> "Announcing Phreesia as our preferred integration partner demonstrates our latest commitment to enhance the intake experience for our growing network of rural healthcare organizations."
>
> **Baha Zeidan, CEO of Azalea Health**

Phreesia

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2023 | 7

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2023 | 8 Phreesia and Azalea Health are developing a bidirectional API integration that will allow healthcare organizations to digitally capture patients’ self-reported demographic, clinical, financial and social information during the intake process and save it directly into Azalea Health’s EHR. By leveraging Phreesia’s automated workflows for intake, consent management, appointment reminders and scheduling, we believe organizations struggling with staffing challenges can reduce the manual workloads of their existing staff and improve their operational and financial health. Azalea Health customers can also benefit from Phreesia’s Connect offering, a referral-management solution that allows senders and receivers to track referrals, share documents and chat with other providers on a central hub, helping patients to get the care they need faster. Life Sciences Phreesia’s Life Sciences solutions represent an important aspect of our company’s value to the healthcare industry, as well as our financial performance. The Life Sciences team continues to refine and improve campaign offerings. As just one example, during the first quarter of fiscal year 2023, the team’s COVID-19 vaccine hesitancy campaign— which featured brand-new functionality—received an honorable mention for “Best Point-of-Care Campaign” at the 2022 DTC Advertising Awards. We believe our PatientInsights solution continues to give the healthcare-marketing industry meaningful insights into patient behaviors. The team published several reports this quarter, including on topics such as asthma treatment and perceptions and trends pharma marketers should watch for in 2022. The asthma report highlighted that, despite TV ads introducing new biologic brands to treat asthma, most targeted patients don’t recognize them—but they’re willing to give them a try. In an interview with Fierce Pharma about the asthma report, Joyce Wang, Phreesia’s Associate Research Director, said, “While 60% of patients who have used a biologic said they started treatment because their doctor recommended it, more awareness is needed to encourage patients to initiate the conversations.” 60% of patients who have used a biologic said they started treatment because their doctor recommended it

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2023 | 9 Investments and Operating Leverage Nearly all of our year-over-year expense trends in the fiscal first quarter reflect our proactive ramp-up in both hiring and compensation as part of our multi-year planning. We encourage investors to examine the sequential-quarter trends in expenses throughout fiscal year 2023 as an indicator of the operating leverage we believe we are generating as we grow into the now-larger Phreesia platform. Cost of Revenue – Cost of revenue (excluding depreciation and amortization) increased $5.9 million to $14.4 million in the fiscal first quarter, as compared to $8.5 million in the prior year’s first quarter, representing a 500 basis-point increase as a percentage of revenue. This resulted primarily from a $3.3 million increase in employee compensation costs driven by higher compensation for existing employees and increased headcount, as well as higher outside-services costs. On a sequential-quarter basis, cost of revenue increased by $2.0 million, or 120 basis points as a percentage of revenue. Stock compensation incurred related to cost of revenue was $0.8 million and $0.4 million for the three months ended April 30, 2022 and April 30, 2021, respectively. Sales & Marketing – Sales and marketing expense increased $25.0 million to $40.0 million in the fiscal first quarter, as compared to $15.0 million in the prior year’s first quarter. The increase was primarily attributable to a $21.4 million increase in total compensation costs driven by higher compensation for existing employees and increased headcount, as well as higher third-party marketing and advertising costs. On a sequential-quarter basis, sales and marketing expense increased by $2.8 million and declined by approximately 90 basis points as a percentage of revenue. Stock compensation incurred related to sales and marketing expense was $5.7 million and $1.6 million for the three months ended April 30, 2022 and April 30, 2021, respectively. Research & Development – Research and development expense increased $12.6 million to $20.6 million in the fiscal first quarter, as compared to $8.1 million in the prior year’s first quarter. The increase resulted primarily from a $9.3 million increase in total compensation and benefits costs driven by higher compensation for existing employees and increased headcount and a $1.3 million increase in outside- services costs, as well as higher software expenses. On a sequential-quarter basis, research and development expense increased by $3.1 million or by approximately 240 basis points as a percentage of revenue. Stock compensation incurred related to research and development expense was $2.6 million and $0.8 million for the three months ended April 30, 2022 and April 30, 2021, respectively. General & Administrative – General and administrative expense increased $8.2 million to $20.9 million in the fiscal first quarter, as compared to $12.7 million for the three months ended April 30, 2021. The increase resulted primarily from: a $5.3 million increase in total compensation and benefits costs driven by higher compensation for existing employees and increased headcount to support our growth as a public company; a $1.0 million increase in outside-services costs; higher software costs; and higher costs for non-income-based taxes, partially offset by lower recruiting costs. On a sequential-quarter basis, general and administrative expense decreased by $900,000 and by approximately 460 basis points as a percentage of revenue. Stock compensation incurred related to general and administrative expense was $5.1 million and $2.9 million for the three months ended April 30, 2022 and April 30, 2021, respectively.

OPERATING EXPENSE TRENDS


Cost of Revenue
$7
$9
$10
$12
$12
$14
+69%
% Rev
17%
18%
20%
21%
21%
23%
Q4 FY21
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23
Sales & Marketing
$13
$15
$22
$32
$37
$40
+167%
% Rev
31%
31%
43%
57%
64%
63%
Q4 FY21
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23
Research & Development
$6
$8
$11
$15
$17
$21
+156%
% Rev
15%
17%
22%
27%
30%
33%
Q4 FY21
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23
General & Admin
$12
$13
$16
$18
$22
$21
+65%
% Rev
28%
26%
32%
32%
37%
33%
Q4 FY21
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23
(Rounded numbers. $ in millions)

Cash Flow Statement, Balance Sheet and Liquidity

As of April 30, 2022 and January 31, 2022, we had cash and cash equivalents of $269.2 million and $313.8 million, respectively. Cash and cash equivalents consist of money market accounts and cash on deposit. We feel comfortable that our current cash balance and revolving line of credit is sufficient to finance our plans to achieve our 2025 targets.

	For the fiscal quarters ended April 30,	
	2022	2021
Net cash (used in) operating activities	$(33,633)	$(5,473)
Investing activities:		
Capitalized internal-use software	(5,239)	(2,916)
Purchases of property and equipment	(1,785)	(3,983)
Net cash used in investing activities	$(7,024)	$(6,899)

($ in thousands)

Phreesia

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2023 | 10

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2023 | 11 Fiscal Year 2023 Outlook We are maintaining our revenue outlook for fiscal year 2023 at $271 million to $275 million, implying year-over-year growth of 27% to 29%. We are raising our Adjusted EBITDA outlook for fiscal year 2023 to a range of negative $126 million to negative $122 million from a previous range of negative $154 million to negative $149 million. This change reflects improvements in overall productivity and efficiency across our organization. We maintain expectations that our Adjusted EBITDA outlook in fiscal year 2023 will be the low annual mark for fiscal years 2023 to 2025 and now expect to reach profitability5 in fiscal year 2025. Fiscal Year 2025 Target We are maintaining our annualized revenue target of $500 million to be achieved during a quarter of fiscal year 2025.6 We believe our platform and diverse revenue streams offer us multiple paths for achieving our target. About Phreesia Phreesia gives healthcare organizations a suite of robust applications to manage the patient intake process. Our innovative SaaS platform engages patients in their healthcare and provides a modern, convenient experience, while enabling our clients to enhance clinical care and drive efficiency. INVESTOR RELATIONS CONTACT: Balaji Gandhi investors@phreesia.com MEDIA CONTACT: Annie Harris aharris@phreesia.com 5 For the purposes of this statement, we define “profitability” in terms of Adjusted EBITDA. 6 For our target revenue, “annualized” is defined as multiplying the highest-revenue quarter in fiscal year 2025 by four.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2023 | 12 Non-GAAP Financial Measures We have not reconciled our Adjusted EBITDA outlook to GAAP Net income (loss) because we do not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other (income) expense, net and (Benefit from) provision for income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). Forward-Looking Statements This stakeholder letter includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding: our future financial and operational performance, including our revenue, Adjusted EBITDA and our ability to reach profitability in fiscal year 2025; our outlook for fiscal year 2023 and fiscal year 2025 targets; our ability to finance our plans to achieve our 2025 targets with our current cash balance and revolving line of credit; our business strategy and operating plans; industry trends and predictions; and anticipated growth and operating leverage; and successful implementation of our solutions under development. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the competitive environment in which we operate; our ability to develop and release new products and services, and develop and release successful enhancements, features and modifications to our existing products and services; our

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2023 | 13 ability to maintain the security and availability of our platform; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry; the impact of the COVID-19 pandemic on our business and economic conditions; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions; and other general market, political, economic and business conditions (including as a result of the warfare and/or political and economic instability in Ukraine). The forward-looking statements contained in this letter are also subject to other risks and uncertainties, including those listed or described in our filings with the Securities and Exchange Commission (the "SEC"), including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2022 that will be filed with the SEC after this letter. The forward-looking statements in this letter speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this letter to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, except as required by law. This letter also includes statistical data, estimates and forecasts that are based on industry publications or other publicly available information, as well as other information based on our internal sources. This information may be based on many assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified the accuracy or completeness of the information contained in these industry publications and other publicly available information. Conference Call Information We will hold a conference call on June 2, 2022 at 5:00 PM ET to review our fiscal 2023 first quarter financial results. To participate in our live conference call and webcast, please dial (888) 350-3437 (or (646) 960-0153 for international participants) using conference code number 4000153 or visit the “Events & Presentations” section of our Investor Relations website ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.